UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  May 18, 2004

ADC TELECOMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13625 Technology Drive, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

(952) 938-8080
(Registrant’s telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

On May 18, 2004, ADC Telecommunications, Inc., a Minnesota corporation (“ADC”), completed its acquisition of the KRONE Group of companies from GenTek, Inc., a Delaware corporation (“GenTek”), pursuant to the Share Purchase Agreement, dated March 25, 2004 and amended on May 18, 2004, among ADC, KRONE International Holding Inc. (“KRONE International”), KRONE Digital Communications Inc. (“KRONE Digital” and together with KRONE International, the “KRONE Companies”), GenTek Holding Corporation (“GenTek Holding”) and GenTek (the “Purchase Agreement”).  As provided in the Purchase Agreement, ADC acquired, through its wholly owned subsidiary ADC Deutsche Holding GmbH, all of the outstanding shares of the capital stock of KRONE Holding GmbH, a wholly owned subsidiary of GenTek, and acquired from GenTek Holding, also a wholly owned subsidiary of GenTek, all of the outstanding shares of the capital stock of each of the KRONE Companies.  ADC paid an aggregate purchase price of approximately $350 million, which amount included approximately $294 million paid in cash and the assumption of certain defined liabilities consisting principally of the KRONE Companies’ pension obligation for its German workforce.  ADC funded the acquisition using cash on hand from operations and past financing activity.

The assets of the KRONE Companies consist primarily of cash, inventory, other current assets, real property, equipment, intellectual property and other intangibles.  The KRONE Group of companies utilize their assets to design, develop, manufacture, and supply copper- and fiber-based connectivity solutions and cabling products used in public access and enterprise networks.  ADC intends to use the assets of the KRONE Companies’ business substantially as previously used.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The required financial statements of the KRONE Companies are not included in this Current Report on Form 8–K. These financial statements will be provided in an amendment to this Current Report on Form 8–K as soon as practicable, but not later than August 2, 2004.

(b)  Pro Forma Financial Information.

The required pro forma financial information relative to the acquisition of the KRONE Companies is not included in this Report on Form 8–K.  The pro forma financial information will be provided in an amendment to this Current Report on Form 8–K as soon as practicable, but not later than August 2, 2004.

(c)  Exhibits.

Exhibit No.	Description

2.1	Share Purchase Agreement, dated March 25, 2004, among ADC Telecommunications, Inc., KRONE International Holding Inc., KRONE Digital Communications Inc., GenTek Holding Corporation and GenTek Inc.

2.2

First Amendment to Share Purchase Agreement, dated May 18, 2004, among ADC Telecommunications, Inc., KRONE International Holding Inc., KRONE Digital Communications Inc., GenTek Holding Corporation and GenTek Inc.

99	Press Release of ADC Telecommunications, Inc. dated May 18, 2004.

Item 9.  Regulation FD Disclosure

On May 18, 2004, ADC issued a press release regarding its acquisition of the KRONE Companies and related matters.  A copy of the press release is furnished with this report as Exhibit 99.

The information under this Item and Exhibit 99 are being furnished pursuant to General Instruction B.2 of Form 8-K, and neither the information in this Item nor Exhibit 99 shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADC TELECOMMUNICATIONS, INC.
(Registrant)

Date: June 2, 2004	By:	/s/ Mark P. Borman
Mark P. Borman
Vice President & Treasurer

ADC TELECOMMUNICATIONS, INC.

FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Share Purchase Agreement, dated March 25, 2004, among ADC Telecommunications, Inc., KRONE International Holding Inc., KRONE Digital Communications Inc., GenTek Holding Corporation and GenTek Inc.

2.2

First Amendment to Share Purchase Agreement, dated May 18, 2004, among ADC Telecommunications, Inc., KRONE International Holding Inc., KRONE Digital Communications Inc., GenTek Holding Corporation and GenTek Inc.

99	Press Release of ADC Telecommunications, Inc. dated May 18, 2004.